                                                Exhibit 10.34

                                  TECHNICAL AMENDMENT TO CREDIT AGREEMENT

                                                                                                 Exhibit 10.34

                                      TECHNICAL AMENDMENT TO CREDIT AGREEMENT

         This TECHNICAL AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is dated as of April 16, 2004 and is effective as of the 31st day of December, 2003 by and among THE PHOENIX COMPANIES, INC. (the "Parent");
PHOENIX LIFE INSURANCE COMPANY ("PLIC"); PHOENIX INVESTMENT PARTNERS, LTD. ("PXP", and together with the
Parent and PLIC, the "Borrowers"); WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the
"Administrative Agent"); FLEET NATIONAL BANK, as Syndication Agent (the "Syndication Agent"); THE BANK OF NEW
YORK and PNC BANK, NATIONAL ASSOCIATION, as Documentation Agents (collectively, the "Documentation Agents" and together with the Administrative Agent and the Syndication Agent, the "Agents"); and each of the financial institutions set forth on the signature pages hereto, as Lenders (collectively, the "Lenders").

                                                    WITNESSETH:

         WHEREAS, the Lenders have extended to the Borrowers certain credit facilities in the amount of up to
$150,000,000 (the "Loans") pursuant to a certain Credit Agreement among the Borrowers, the Lenders and the
Agents dated as of December 22, 2003, as amended from time to time (as amended, the "Credit Agreement"); and

         WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement;

         WHEREAS, Borrowers, from time to time, manage assets held by various special purpose entities
("SPE'S") that issue collateralized debt obligations which are strictly non-recourse to the Borrowers (such non-recourse collateralized debt obligations being hereinafter referred to as a "CDO"); and

         WHEREAS, for purposes of calculating the financial covenants under the Credit Agreement, the Lenders did not intend to treat CDO's as Indebtedness; and

         WHEREAS, on December 31, 2003 the Borrowers adopted accounting standard FIN 46-R, Consolidation of
Variable Interest Entities, which now requires the Borrowers' to include certain CDO's on their consolidated balance sheets for financial accounting purposes; and

         WHEREAS, the Agents, the Lenders and the Borrowers desire to clarify their intent to continue to exclude from the definition of Indebtedness all CDO's despite this accounting change and to clarify their intent as to the treatment of CDO's in determining covenant compliance by the Borrowers under the Credit
Agreement; and

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders, the Agents and the Borrowers hereby agree as follows:

1.       Acknowledgments, Affirmations and Representations and Warranties.

         a.       The Borrowers acknowledge, affirm, represent and warrant that:

                  (i)      The resolutions previously adopted by the Board of Directors of each of the
Borrowers and provided to the Lenders have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions described herein.

                  (ii)     The Borrowers each have the corporate power and authority to enter into, and have taken all necessary corporate action to authorize, this Agreement and the transactions contemplated hereby and thereby.

                  (iii)    No Default currently exists under the Credit Agreement or any of the other Loan
Documents and no condition exists which would constitute a default or an event of default (howsoever defined)
under the Credit Agreement or any of the other Loan Documents but for the giving of notice or passage of time, or both.

2.       Amendment of Credit Agreement and Other Loan Documents.

         a.       Section 1.1 of the Credit Agreement entitled "Certain Defined Terms" is hereby amended by adding the following definitions in alphabetical order:

                  "CDO's" means all collateralized debt obligations issued by a SPE the assets of which are managed by the Borrowers, which debt obligations are strictly non-recourse to the Borrowers regardless of whether or not such CDO's are reported or reflected on the consolidated balance sheets and other financial statements of the Borrowers from time to time.

                  "SPE" means any special purpose entity which is established for the purpose of issuing CDO's and holding assets to collateralize such CDO's.

         b.       Section 1.1 of the Credit Agreement entitled "Certain Defined Terms" is hereby further amended by adding the following clause to the end of the definition of "Indebtedness":

                  "provided, however, that, notwithstanding anything to the contrary contained herein,
                  Indebtedness of the Borrowers shall not include CDO's."

         c.       Section 1.1 of the Credit Agreement entitled "Certain Defined Terms" is hereby further amended by adding the following clause to the end to the definition of "Shareholders' Equity":

                  "provided, however, that, notwithstanding anything to the contrary contained herein, the accounting impact of consolidating any SPE as a result of the adoption of accounting standard
                  FIN 46-R, Consolidation of Variable Interest Entities, shall be excluded for purposes of calculating financial covenant compliance by the Borrowers hereunder."

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         d.       The Credit Agreement and the other Loan Documents, as applicable, are hereby amended to provide that all references to the Credit Agreement (howsoever defined) shall mean the Credit Agreement, as amended and/or modified from time to time, including without limitation, by this Agreement.

3.       Effect of Amendment; Reaffirmation of Liens, Mortgages and other Obligations. The Lenders, the Agents and each Borrower hereby agree and acknowledge that: (i) this Agreement makes a technical amendment to the
Credit Agreement and the other Loan Documents which is intended to clarify the treatment of CDO's under the
Credit Agreement; and (ii) except as provided in this Agreement, the Credit Agreement and the other Loan
Documents (together with all Schedules and Exhibits attached hereto) remain in full force and effect and have not been modified or amended in any respect, it being the intention of the Lenders and Borrowers that this
Agreement and the Credit Agreement be read, construed and interpreted as one and the same instrument.

4.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the
State of New York (except its conflicts of laws provisions).

5.       Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

6.       Benefit. This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

                                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

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         IN WITNESS WHEREOF, the Lenders, the Agents and the Borrowers have executed this Agreement effective as of the date first above written.

WITNESSES:
                                                     THE PHOENIX COMPANIES, INC.

                                                     By: /s/Katherine P. Cody
                                                         Its: Vice President and Treasurer

                                                     PHOENIX LIFE INSURANCE COMPANY

                                                     By: /s/Katherine P. Cody
                                                         Its: Vice President and Treasurer

                                                     PHOENIX INVESTMENT PARTNERS, LTD

                                                     By: /s/Glenn H. Pease
                                                         Its: Vice President, Finance

                                                     WACHOVIA BANK, NATIONAL ASSOCIATION, as the Administrative
                                                     Agent and as a Tranche A Bank and a Tranche B Bank

                                                     By: /s/William R. Goley
                                                         Its: Director

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                                                     FLEET NATIONAL BANK, as Syndication Agent and as a
                                                     Tranche A Bank and a Tranche B Bank

                                                     By: /s/Lawrence Davis
                                                         Its: Portfolio Manager

                                                     THE BANK OF NEW YORK, as a Documentation Agent and as a
                                                     Tranche A Bank and a Tranche B  Bank

                                                     By: /s/Scott Schaffer
                                                         Its: Vice President

                                                     PNC BANK, NATIONAL ASSOCIATION, as a Documentation Agent
                                                     and as a Tranche A Bank and a Tranche B Bank

                                                     By: /s/Kirk Seagers
                                                         Its: Vice President

                                                     HARRIS NESBITT FINANCING, INC. (formerly known as BMO
                                                     NESBITT BURNS FINANCING, INC.), as a Tranche A Bank and a
                                                     Tranche B Bank

                                                     By: /s/Joseph W. Linder
                                                         Its: Vice President

                                                     JPMORGAN CHASE BANK, as a Tranche A Bank
                                                                  and a Tranche B Bank

                                                     By: /s/Helen L. Newcomb
                                                         Its: Vice President

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                                                     STATE STREET BANK AND TRUST COMPANY, as a Tranche A Bank
                                                     and a Tranche B Bank

                                                     By: /s/ Edward M. Anderson
                                                         Its: Vice President

                                                     WEBSTER BANK, as a Tranche A Bank and a
                                                     Tranche B Bank

                                                     By: /s/Peter F. Samson
                                                         Its: Vice President

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